BMO LGM Frontier Markets Equity Fund

Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, John M. Blaser, Principal Executive Officer of BMO LGM Frontier Markets Equity Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended August 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ John M. Blaser

John M. Blaser

President

Date: October 25, 2016

I, Timothy M. Bonin, Principal Financial Officer of BMO LGM Frontier Markets Equity Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended August 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Timothy M. Bonin

Timothy M. Bonin

Treasurer

Date: October 25, 2016

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by BMO LGM Frontier Markets Equity Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to BMO LGM Frontier Markets Equity Fund and will be retained by BMO LGM Frontier Markets Equity Fund and furnished to the Securities and Exchange Commission or its staff upon request.